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                                                                   Exhibit 23(a)



                        CONSENT OF INDEPENDENT AUDITORS





Richard A. Eisner & Company, LLP
New York, New York
August 27, 1996



        We consent to the incorporation by reference in amendment No. 1 to the Registration Statement No. 333-10545 on Form S-3 of our report dated
March 8, 1996 (with respect to Note 15, April 10, 1996), on the consolidated financial statements and schedule of Noise Cancellation Technologies, Inc. (the "Company") as at December 31, 1995 and December 31, 1994 and for the years then ended, included in the Company's Annual Report on Form 10-K (including Amendment Nos. 1, 2, 3, 4 and 5 thereto) for the year ended December 31, 1995, and to the reference to us under the caption "Experts" included in the Prospectus.





Richard A. Eisner & Company, LLP

/s/ RICHARD A. EISNER & COMPANY, LLP

New York, New York
August 27, 1996





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